Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com Ashford Lane Atlanta, GA Supplemental Reporting Information Q2 2024

© CTO Realty Growth, Inc. | ctoreit.com 2 Table of Contents Second Quarter 2024 Earnings Release 4 Key Financial Information  Consolidated Balance Sheets 1 4  Consolidated Statements of Operations 1 5  Non -GAAP Financial Measures 1 6 Capitalization & Dividends 1 9 Summary of Debt 20 Debt Maturity Schedule 21 Current Year Investment Activity 2 2 Current Year Disposition Activity 2 3 Real Estate Portfolio Capital Investments 2 4 Real Estate Portfolio Summary 2 5 Real Estate Portfolio Detail 2 6

© CTO Realty Growth, Inc. | ctoreit.com 3 Table of Contents Leasing Summary 28 Comparable Leasing Summary 29 Same-Property NOI 30 Lease Expirations 31 Top Tenant Summary 33 Geographic Diversification 34 Other Assets 35 2024 Guidance 36 Contact Information & Research Coverage 37 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 38

Page 4 Press Release Contact: Philip R. Mays Senior Vice President, Chief Financial Officer & Treasurer (407) 904-3324 pmays@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS SECOND QUARTER 2024 OPERATING RESULTS WINTER PARK, FL – July 25, 2024 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended June 30, 2024. Second Quarter and Recent Highlights  Reported Net Loss per diluted share attributable to common stockholders of $(0.03) for the quarter ended June 30, 2024.  Reported Core FFO per diluted share attributable to common stockholders of $0.45 for the quarter ended June 30, 2024.  Reported AFFO per diluted share attributable to common stockholders of $0.48 for the quarter ended June 30, 2024.  Received net proceeds of $33.1 million from the completion of a follow-on public offering of 1,718,417 shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock.  Received net proceeds of $4.3 million from the issuance of 248,960 common shares under the Company’s ATM offering program.  Received proceeds of $15.2 million as an early repayment of our Sabal Pavilion seller-financing loan.  The Company has approximately $155 million of total liquidity as of June 30, 2024, including $150 million of undrawn commitments on our Revolving Credit Facility.  Reported an increase in Same-Property NOI of 2.0% as compared to the second quarter of 2023 and an increase of 4.0% for the six months ended June 30, 2024, as compared to the same period of 2023.  Signed not open pipeline represents $4.7 million, or 5.9%, of annual cash base rent in place as of June 30, 2024.  Increased full year Core FFO guidance to $1.81 to $1.86 per diluted share and full year AFFO guidance to $1.95 to $2.00 per diluted share, representing increases of 11.9% and 11.0%, respectively, at the midpoint of these ranges.

Page 5 CEO Comments “We are pleased that our strong leasing results over the past year are starting to deliver meaningful Same-Property NOI growth, including an increase of 4% for the first half of the year,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “The strength of our leasing continued this quarter with an 8.8% leasing spread on comparable leases. Given our solid earnings and increased investment activity outlook, we have increased our full-year Core FFO and AFFO guidance by 11.9% and 11.0%, respectively, at the mid-points of the ranges, and are looking forward to an active second half of 2024.” Quarterly Financial Results Highlights The table below provides a summary of the Company’s operating results for the three months ended June 30, 2024: Three Months Ended (in thousands, except per share data) June 30, 2024 June 30, 2023 Variance to Comparable Period in the Prior Year Net Income Attributable to the Company $ 1,183 $ 1,800 $ (617) (34.3)% Net Income (Loss) Attributable to Common Stockholders $ (688) $ 605 $ (1,293) (213.7)% Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1) $ (0.03) $ 0.03 $ (0.06) (200.0)% Core FFO Attributable to Common Stockholders(2) $ 10,353 $ 9,608 $ 745 7.8% Core FFO Attributable to Common Stockholders per Common Share - Diluted (2) $ 0.45 $ 0.43 $ 0.02 4.7% AFFO Attributable to Common Stockholders (2) $ 11,051 $ 10,781 $ 270 2.5% AFFO Attributable to Common Stockholders per Common Share - Diluted (2) $ 0.48 $ 0.48 $ — 0.0% Dividends Declared and Paid - Preferred Stock $ 0.40 $ 0.40 $ — 0.0% Dividends Declared and Paid - Common Stock $ 0.38 $ 0.38 $ — 0.0% (1) The denominator for this measure excludes the impact of 3.6 million and 3.3 million shares for the three months ended June 30, 2024 and 2023, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive. (2) See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Year-to-Date Financial Results Highlights

The table below provides a summary of the Company's operating results for the six months ended June 30, 2024:

(in thousands, except per share data)	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Variance to Comparable Period in the Prior Year	
Net Income (Loss) Attributable to the Company	$ 7,025	$ (4,193)	$ 11,218	267.5%
Net Income (Loss) Attributable to Common Stockholders	$ 3,967	$ (6,583)	$ 10,550	160.3%
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted [(1)]	$ 0.17	$ (0.29)	$ 0.46	158.6%
Core FFO Attributable to Common Stockholders [(2)]	$ 21,090	$ 18,475	$ 2,615	14.2%
Core FFO Attributable to Common Stockholders per Common Share - Diluted [(2)]	$ 0.93	$ 0.82	$ 0.11	13.4%
AFFO Attributable to Common Stockholders [(2)]	$ 22,699	$ 20,644	$ 2,055	10.0%
AFFO Attributable to Common Stockholders per Common Share - Diluted [(2)]	$ 1.00	$ 0.91	$ 0.09	9.9%
Dividends Declared and Paid - Preferred Stock	$ 0.80	$ 0.80	$ —	0.0%
Dividends Declared and Paid - Common Stock	$ 0.76	$ 0.76	$ —	0.0%

(1) The denominator for this measure excludes the impact of 3.6 million and 3.3 million shares for the six months ended June 30, 2024 and 2023, respectively, related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Investments

During the three months ended June 30, 2024, the Company invested $1.5 million into 1.4 acres of land for future development within the West Broad Village property, which was previously acquired in October of 2022.

During the six months ended June 30, 2024, the Company invested $72.5 million into two retail properties totaling 319,066 square feet and one vacant land parcel, and originated one $10.0 million first mortgage structured investment. These investments represent a weighted average going-in cash yield of 8.2%.

Dispositions

During the three months ended June 30, 2024, the Company received proceeds of $15.2 million as an early repayment of our Sabal Pavilion seller-financing loan.

During the six months ended June 30, 2024, the Company sold one retail property for $20.0 million at an exit cash cap rate of 8.2%, generating a gain of $4.6 million.

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Page 7 Portfolio Summary The Company’s income property portfolio consisted of the following as of June 30, 2024: Wtd. Avg. Remaining Asset Type # of Properties Square Feet Lease Term Single Tenant 6 252 5.7 years Multi-Tenant 14 3,643 5.0 years Total / Wtd. Avg. 20 3,895 4.9 years Square Feet in thousands. Property Type # of Properties Square Feet % of Cash Base Rent Retail 15 2,467 62.5% Office 1 210 4.5% Mixed-Use 4 1,218 33.0% Total 20 3,895 100.0% Square Feet in thousands. Leased Occupancy 94.6% Occupancy 92.6% Same Property Net Operating Income During the second quarter of 2024, the Company’s Same-Property NOI totaled $14.9 million, an increase of 2.0% over the comparable prior year period, as presented in the following table: Three Months Ended June 30, 2024 June 30, 2023 Variance to Comparable Period in the Prior Year Single Tenant $ 1,292 $ 1,191 $ 101 8.5% Multi-Tenant 13,587 13,391 196 1.5% Total $ 14,879 $ 14,582 $ 297 2.0% $ in thousands. During the six months ended June 30, 2024, the Company’s Same-Property NOI totaled $30.0 million, an increase of 4.0% over the comparable prior year period, as presented in the following table: Six Months Ended June 30, 2024 June 30, 2023 Variance to Comparable Period in the Prior Year Single Tenant $ 2,439 $ 2,140 $ 299 14.0% Multi-Tenant 27,554 26,696 858 3.2% Total $ 29,993 $ 28,836 $ 1,157 4.0% $ in thousands.

Leasing Activity

During the quarter ended June 30, 2024, the Company signed 16 leases totaling 78,593 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 11 leases totaling 57,878 square feet at an average cash base rent of $23.34 per square foot compared to a previous average cash base rent of $21.45 per square foot, representing 8.8% comparable growth.

A summary of the Company's overall leasing activity for the quarter ended June 30, 2024, is as follows:

	Square Feet	Wtd. Avg. Lease Term	Cash Rent per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	31	8.1 years	$ 33.28	$ 865	$ 515
Renewals & Extensions	48	4.0 years	21.06	10	57
Total / Wtd. Avg.	79	6.0 years	$ 25.87	$ 875	$ 572

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

During the six months ended June 30, 2024, the Company signed 34 leases totaling 182,707 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 26 leases totaling 152,577 square feet at an average cash base rent of $25.05 per square foot compared to a previous average cash base rent of $17.77 per square foot, representing 41.0% comparable growth.

A summary of the Company's overall leasing activity for the six months ended June 30, 2024, is as follows:

	Square Feet	Wtd. Avg. Lease Term	Cash Rent per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	101	10.9 years	$ 28.29	$ 5,707	$ 1,648
Renewals & Extensions	82	3.9 years	24.48	25	97
Total / Wtd. Avg.	183	8.0 years	$ 26.58	$ 5,732	$ 1,745

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Capital Markets and Balance Sheet

During the quarter ended June 30, 2024, the Company completed the following notable capital markets activities:

- Issued 248,960 common shares under its ATM offering program at a weighted average gross price of $17.62 per share, for total net proceeds of $4.3 million.
- Completed a follow-on public offering of 1,718,417 shares of the Company's 6.375% Series A Cumulative Redeemable Preferred Stock. The Company received net proceeds of $33.1 million, after deducting the underwriting discount and offering expenses payable by the Company, which proceeds were used to pay down our Revolving Credit Facility.
- As of June 30, 2024, the Company has $150 million of undrawn commitments on our Revolving Credit Facility, and $4.8 million of cash on hand for total liquidity of $154.8 million.

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Page 9 The following table provides a summary of the Company’s long-term debt, as of June 30, 2024: Component of Long-Term Debt Principal Maturity Date Interest Rate Wtd. Avg. Rate as of June 30, 2024 2025 Convertible Senior Notes $ 51.0 million April 2025 3.875% 3.88% 2026 Term Loan (1) 65.0 million March 2026 SOFR + 10 bps + [1.25% - 2.20%] 2.87% Mortgage Note (2) 17.8 million August 2026 4.060% 4.06% Revolving Credit Facility (3) 150.0 million January 2027 SOFR + 10 bps + [1.25% - 2.20%] 5.07% 2027 Term Loan (4) 100.0 million January 2027 SOFR + 10 bps + [1.25% - 2.20%] 2.95% 2028 Term Loan (5) 100.0 million January 2028 SOFR + 10 bps + [1.20% - 2.15%] 5.33% Total Long-Term Debt $ 483.8 million 4.23% (1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread. (2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas. (3) The Company utilized interest rate swaps on $150.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.47% plus the 10 bps SOFR adjustment plus the applicable spread. (4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread. (5) The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread. As of June 30, 2024, the Company’s net debt to Pro Forma EBITDA was 7.5 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.7 times. As of June 30, 2024, the Company’s net debt to total enterprise value was 47.8%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares. Dividends On May 28, 2024, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the second quarter of 2024 of $0.38 per share and $0.40 per share, respectively, payable on June 28, 2024 to stockholders of record as of the close of business on June 13, 2024. The second quarter 2024 common stock cash dividend represents a payout ratio of 84.4% and 79.2% of the Company’s second quarter 2024 Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted, respectively.

Page 10 2024 Outlook The Company has increased its Core FFO and AFFO outlook for 2024 and has revised certain assumptions to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s acquisition activities. The Company’s outlook for 2024 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions. The Company’s increased outlook for 2024 is as follows: Revised Outlook Range for 2024 Change from Prior Outlook Low High Low High Core FFO per Diluted Share $ 1.81 to $ 1.86 $ 0.21 to $ 0.18 AFFO per Diluted Share $ 1.95 to $ 2.00 $ 0.21 to $ 0.18 The Company’s 2024 guidance includes but is not limited to the following assumptions:  Same-Property NOI growth of 2% to 4%, including the known impact of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy, and/or tenant lease defaults, and before any impact from potential 2024 income property acquisitions and/or dispositions.  General and administrative expenses within a range of $15.2 million to $16.2 million.  Weighted average diluted shares outstanding of 22.9 million shares.  Year-end 2024 leased occupancy projected to be within a range of 95% to 96% before any impact from potential 2024 income property acquisitions and/or dispositions.  Investment, including structured investments, between $200 million and $250 million at a weighted average initial cash yield between 8.50% and 9.00%.  Disposition of assets between $50 million and $75 million at a weighted average exit cash yield between 7.50% and 8.25% Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended June 30, 2024, on Friday, July 26, 2024, at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details. Event Details: Webcast: https://edge.media-server.com/mmc/p/n6cuxiih Registration: https://register.vevent.com/register/BI83b768fbc540495da856dfd974c470c9 We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

Page 11 About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

Page 12 FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under

Page 13 the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

Page 14 CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of (Unaudited) June 30, 2024 December 31, 2023 ASSETS Real Estate: Land, at Cost $ 236,207 $ 222,232 Building and Improvements, at Cost 601,584 559,389 Other Furnishings and Equipment, at Cost 872 857 Construction in Process, at Cost 4,824 3,997 Total Real Estate, at Cost 843,487 786,475 Less, Accumulated Depreciation (63,547) (52,012) Real Estate—Net 779,940 734,463 Land and Development Costs 300 731 Intangible Lease Assets—Net 95,054 97,109 Investment in Alpine Income Property Trust, Inc. 36,561 39,445 Mitigation Credits 355 1,044 Commercial Loans and Investments 50,323 61,849 Cash and Cash Equivalents 4,794 10,214 Restricted Cash 1,363 7,605 Refundable Income Taxes 85 246 Deferred Income Taxes—Net 2,147 2,009 Other Assets 38,846 34,953 Total Assets $ 1,009,768 $ 989,668 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 1,787 $ 2,758 Accrued and Other Liabilities 14,713 18,373 Deferred Revenue 5,371 5,200 Intangible Lease Liabilities—Net 13,421 10,441 Long-Term Debt 482,661 495,370 Total Liabilities 517,953 532,142 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,697,225 shares issued and outstanding at June 30, 2024 and 2,978,808 shares issued and outstanding at December 31, 2023 47 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 23,115,110 shares issued and outstanding at June 30, 2024 and 22,643,034 shares issued and outstanding at December 31, 2023 231 226 Additional Paid-In Capital 207,882 168,435 Retained Earnings 268,269 281,944 Accumulated Other Comprehensive Income 15,386 6,891 Total Stockholders’ Equity 491,815 457,526 Total Liabilities and Stockholders’ Equity $ 1,009,768 $ 989,668

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended	
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues				
Income Properties	$ 25,878	$ 22,758	$ 50,501	$ 45,190
Management Fee Income	1,131	1,102	2,236	2,200
Interest Income From Commercial Loans and Investments	1,441	1,056	2,792	1,851
Real Estate Operations	395	1,131	1,443	1,523
Total Revenues	28,845	26,047	56,972	50,764
Direct Cost of Revenues				
Income Properties	(8,080)	(6,670)	(14,833)	(13,823)
Real Estate Operations	(259)	(639)	(1,078)	(724)
Total Direct Cost of Revenues	(8,339)	(7,309)	(15,911)	(14,547)
General and Administrative Expenses	(3,459)	(3,327)	(7,675)	(7,054)
Provision for Impairment	(67)	—	(115)	(479)
Depreciation and Amortization	(11,549)	(10,829)	(22,480)	(21,145)
Total Operating Expenses	(23,414)	(21,465)	(46,181)	(43,225)
Gain on Disposition of Assets	—	1,101	9,163	1,101
Other Gain	—	1,101	9,163	1,101
Total Operating Income	5,431	5,683	19,954	8,640
Investment and Other Income (Loss)	1,429	1,811	(1,830)	(2,480)
Interest Expense	(5,604)	(5,211)	(11,133)	(9,843)
Income Before Income Tax Benefit (Expense)	1,256	2,283	6,991	(3,683)
Income Tax Benefit (Expense)	(73)	(483)	34	(510)
Net Income (Loss) Attributable to the Company	1,183	1,800	7,025	(4,193)
Distributions to Preferred Stockholders	(1,871)	(1,195)	(3,058)	(2,390)
Net Income (Loss) Attributable to Common Stockholders	$ (688)	$ 605	$ 3,967	$ (6,583)
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ (0.03)	0.03	0.17	(0.29)
Weighted Average Number of Common Shares				
Basic	22,787,252	22,482,957	22,669,246	22,593,280
Diluted	22,828,148	22,482,957	22,674,796	22,593,280
Dividends Declared and Paid - Preferred Stock	$ 0.40	$ 0.40	$ 0.80	$ 0.80
Dividends Declared and Paid - Common Stock	$ 0.38	$ 0.38	$ 0.76	$ 0.76

Page 15

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Same-Property NOI Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended	
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss) Attributable to the Company	$ 1,183	$ 1,800	$ 7,025	$ (4,193)
Gain on Disposition of Assets, Net of Tax	—	(1,101)	(9,163)	(1,101)
Provision for Impairment	67	—	115	479
Depreciation and Amortization	11,549	10,829	22,480	21,145
Amortization of Intangibles to Lease Income	(244)	(627)	(718)	(1,306)
Straight-Line Rent Adjustment	346	(122)	1,039	129
COVID-19 Rent Repayments	—	(17)	—	(43)
Accretion of Tenant Contribution	13	38	26	76
Interest Expense	5,604	5,211	11,133	9,843
General and Administrative Expenses	3,459	3,327	7,675	7,054
Investment and Other Income (Loss)	(1,429)	(1,811)	1,830	2,480
Income Tax Benefit (Expense)	73	483	(34)	510
Real Estate Operations Revenues	(395)	(1,131)	(1,443)	(1,523)
Real Estate Operations Direct Cost of Revenues	259	639	1,078	724
Management Fee Income	(1,131)	(1,102)	(2,236)	(2,200)
Interest Income From Commercial Loans and Investments	(1,441)	(1,056)	(2,792)	(1,851)
Other Non-Recurring Items [(1)]	(303)	—	(553)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(2,731)	(778)	(5,469)	(1,387)
Same-Property NOI	$ 14,879	$ 14,582	$ 29,993	$ 28,836

(1) Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

Page 16

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations Attributable to Common Stockholders
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended	
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss) Attributable to the Company	$ 1,183	$ 1,800	$ 7,025	$ (4,193)
Add Back: Effect of Dilutive Interest Related to 2025 Notes [(1)]	—	—	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$ 1,183	$ 1,800	$ 7,025	$ (4,193)
Depreciation and Amortization of Real Estate	11,532	10,816	22,447	21,118
Gain on Disposition of Assets, Net of Tax	—	(824)	(9,163)	(824)
Gain on Disposition of Other Assets	(139)	(490)	(370)	(813)
Provision for Impairment	67	—	115	479
Realized and Unrealized Loss (Gain) on Investment Securities	(663)	1,174	3,376	6,092
Extinguishment of Contingent Obligation	—	(2,300)	—	(2,300)
Funds from Operations	$ 11,980	$ 10,176	$23,430	$19,559
Distributions to Preferred Stockholders	(1,871)	(1,195)	(3,058)	(2,390)
Funds From Operations Attributable to Common Stockholders	$ 10,109	$ 8,981	$20,372	$17,169
Amortization of Intangibles to Lease Income	244	627	718	1,306
Less: Effect of Dilutive Interest Related to 2025 Notes [(1)]	—	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$ 10,353	$ 9,608	$21,090	$18,475
Adjustments:				
Straight-Line Rent Adjustment	(346)	122	(1,039)	(129)
COVID-19 Rent Repayments	—	17	—	43
Other Depreciation and Amortization	(3)	(57)	(7)	(116)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	297	229	518	437
Non-Cash Compensation	750	862	2,137	1,934
Adjusted Funds From Operations Attributable to Common Stockholders	$ 11,051	$ 10,781	$22,699	$20,644
FFO Attributable to Common Stockholders per Common Share - Diluted [(1)]	$ 0.44	$ 0.40	$ 0.90	$ 0.76
Core FFO Attributable to Common Stockholders per Common Share - Diluted [(1)]	$ 0.45	$ 0.43	$ 0.93	$ 0.82
AFFO Attributable to Common Stockholders per Common Share - Diluted [(1)]	$ 0.48	$ 0.48	$ 1.00	$ 0.91

(1) For the three and six months ended June 30, 2024 and 2023, interest related to the 2025 Convertible Senior Notes was excluded from net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Page 17

Page 18 CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended June 30, 2024 Net Income Attributable to the Company $ 1,183 Depreciation and Amortization of Real Estate 11,532 Gain on Disposition of Other Assets (139) Provision for Impairment 67 Unrealized Gain on Investment Securities (663) Distributions to Preferred Stockholders (1,871) Amortization of Intangibles to Lease Income 244 Straight-Line Rent Adjustment (346) Other Depreciation and Amortization (3) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 297 Non-Cash Compensation 750 Other Non-Recurring Items (1) (303) Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 5,308 EBITDA $ 16,056 Annualized EBITDA $ 64,224 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) (244) Pro Forma EBITDA $ 63,980 Total Long-Term Debt $ 482,661 Financing Costs, Net of Accumulated Amortization 1,048 Unamortized Convertible Debt Discount 125 Cash and Cash Equivalents (4,794) Net Debt $ 479,040 Net Debt to Pro Forma EBITDA 7.5 x (1) Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations. (2) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended June 30, 2024.

© CTO Realty Growth, Inc. | ctoreit.com 19 Capitalization & Dividends Equity Capitalization Common Shares Outstanding 23,115 Common Share Price $17.46 Total Common Equity Market Capitalization $403,590 Series A Preferred Shares Outstanding 4,697 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $117,431 Total Equity Capitalization $521,020 Debt Capitalization Total Debt Outstanding $483,834 Total Capitalization $1,004,854 Cash, Restricted Cash & Cash Equivalents $4,794 Total Enterprise Value $1,000,060 Dividends Paid Common Preferred Q3 2023 $0.38 $0.40 Q4 2023 $0.38 $0.40 Q1 2024 $0.38 $0.40 Q2 2024 $0.38 $0.40 Trailing Twelve Months Q2 2024 $1.52 $1.59 Q2 2024 Core FFO Per Diluted Share $0.45 Q2 2024 AFFO Per Diluted Share $0.48 Q2 2024 Core FFO Payout Ratio 84.4% Q2 2024 AFFO Payout Ratio 79.2% Dividend Yield Q2 2024 $0.38 $0.40 Annualized Q2 2024 Dividend $1.52 $1.59 Price Per Share as of June 30, 2024 $17.46 $20.13 Implied Dividend Yield 8.7% 7.9% $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 20 Debt Summary $ in thousands. Any differences are a result of rounding. 1. See reconciliation as part of Non-GAAP Financial Measures in the Company’s Second Quarter 2024 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type 2025 Convertible Senior Notes $51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Revolving Credit Facility 150,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed Total / Weighted Average $483,834 4.23% Leverage Metrics Face Value of Debt $483,834 Cash, Restricted Cash & Cash Equivalents (4,794) Net Debt $479,040 Total Enterprise Value $1,000,060 Net Debt to Total Enterprise Value 48% Net Debt to Pro Forma EBITDA1 7.5x

© CTO Realty Growth, Inc. | ctoreit.com 21 Debt Maturities Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2024 $ − − % − % − % 2025 51,034 11% 11% 3.88% 2026 82,800 17% 28% 3.13% 2027 250,000 51% 79% 4.22% 2028 100,000 21% 100% 5.33% Total $483,834 100% 4.23% $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 22 Year-to-Date Investments Property Acquisitions Market Type Date Acquired Square Feet Price Occupancy At Acquisition Phase II of The Exchange at Gwinnett (5 of 5 parcels) Buford, GA Atlanta, GA Multi-Tenant Retail February 2024 4,000 $2,272 100% Marketplace at Seminole Towne Center Sanford, FL Orlando, FL Multi-Tenant Retail March 2024 315,066 68,700 98% Undeveloped Land Parcel at West Broad Village Glen Allen, VA Richmond, VA Land June 2024 N/A 1,500 0% Total Acquisitions 319,066 $72,472 Structured Investments Market Type Date Originated Capital Commitment Initial Interest Rate Structure Hypoluxo Development Loan Lake Worth, FL Miami, FL Retail March 2024 $10,000 11.00% First Mortgage Total Structured Investments $10,000 11.00% $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 23 Year-to-Date Dispositions Property Market Type Date Sold Square Feet Price Gain 125 Lincoln & 150 Washington Santa Fe, NM Santa Fe Mixed Use March 2024 136,240 $19,977 $4,618 Total Dispositions 136,240 $19,977 $4,618 $ in thousands. Any differences are a result of rounding.

Real Estate Portfolio Capital Investments

Investment in Previously Occupied Space	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Capital Expenditures	$ –	$54			**$54**
Tenant Improvement Allowances	48	529			**577**
Leasing Commissions	541	89			**630**
Total Investment in Previously Occupied Space	$589	$672			**$1,262**

New Investment in Acquired Vacancy	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Capital Expenditures	$561	$ –			**$561**
Tenant Improvement Allowances	1,233	1,987			**3,220**
Leasing Commissions	489	158			**647**
Total New Investment in Acquired Vacancy	$2,283	$2,146			**$4,429**

Other Capital Investments	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Property Improvement Costs	$427	$568			**$995**
Investment in Property Repositioning	26	42			**68**
Total Other Capital Investments	$453	$610			**$1,063**

Total Capital Investments	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Capital Expenditures and Other Capital Investments	**$1,014**	**$664**			**$1,678**
Tenant Improvement Allowances	**1,281**	**2,516**			**3,798**
Leasing Commissions	**1,030**	**247**			**1,278**
Total Capital Investments	**$3,326**	**$3,427**			**$6,753**

$ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com
24

Real Estate Portfolio Summary

CTO REALTY GROWTH

Total Portfolio as of June 30, 2024

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	6	252	$21.98	100.0%	100.0%
Multi-Tenant	14	3,643	$20.19	92.1%	94.2%
Total Portfolio	**20**	**3,895**	**$20.30**	**92.6%**	**94.6%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	15	2,467	$19.98	96.6%	98.4%
Office	1	210	$17.49	100.0%	100.0%
Mixed Use	4	1,218	$21.45	83.2%	85.9%
Total Portfolio	**20**	**3,895**	**$20.30**	**92.6%**	**94.6%**

Total Portfolio as of June 30, 2023

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	8	436	$21.30	100.0%	100.0%
Multi-Tenant	16	3,748	$19.21	90.4%	92.7%
Total Portfolio	**24**	**4,185**	**$19.43**	**91.4%**	**93.4%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	16	2,434	$18.24	93.7%	95.8%
Office	3	395	$19.18	100.0%	100.0%
Mixed Use	5	1,356	$21.63	84.7%	87.4%
Total Portfolio	**24**	**4,185**	**$19.43**	**91.4%**	**93.4%**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 25

© CTO Realty Growth, Inc. | ctoreit.com 26 Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 69.5 560,665 86% 87% $20.26 Ashford Lane Lifestyle 2020 2005 43.7 277,123 88% 95% $28.34 Madison Yards Grocery-Anchored 2022 2019 10.3 162,521 99% 99% $30.83 The Exchange at Gwinnett Grocery-Anchored 2021/2023 2021/2023 16.4 97,366 98% 100% $35.92 Total Atlanta, GA 139.9 1,097,675 89% 92% $25.26 Dallas, TX Plaza at Rockwall Retail Power Center 2023 2007 42.0 446,521 96% 96% $12.66 The Shops at Legacy Lifestyle 2021 2007 12.7 237,572 64% 66% $21.96 Total Dallas, TX 54.7 684,093 85% 86% $15.89 Richmond, VA West Broad Village Grocery-Anchored 2022 2007 32.6 392,146 90% 95% $22.26 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 211,197 94% 100% $24.38 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 221,658 100% 100% $20.51 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 322,113 97% 100% $14.79 Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 27 Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.49 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 100% 100% $16.77 Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 41,725 100% 100% $44.57 Salt Lake City, UT Jordan Landing Retail Power Center 2021 2003 16.1 170,996 100% 100% $10.19 Orlando, FL Winter Park Office Mixed Use 2021 1982 2.3 27,948 100% 100% $29.58 Marketplace at Seminole Towne Center Retail Power Center 2024 2006 40.6 315,066 98% 98% $18.54 Total Orlando, FL 42.9 343,014 98% 98% $19.44 Total Portfolio 477.6 3,895,260 93% 95% $20.30 Any differences are a result of rounding.

Leasing Summary

Renewals and Extensions	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Leases	10	7			**17**
Square Feet	34	48			**82**
New Cash Rent PSF	$29.26	$21.06			**$24.48**
Tenant Improvements	$15	$10			**$25**
Leasing Commissions	$40	$57			**$98**
Weighted Average Term	3.8 years	4.0 years			**3.9 years**

New Leases	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Leases	8	9			**17**
Square Feet	70	31			**101**
New Cash Rent PSF	$26.09	$33.28			**$28.29**
Tenant Improvements	$4,842	$865			**$5,707**
Leasing Commissions	$1,133	$515			**$1,648**
Weighted Average Term	12.4 years	8.1 years			**10.9 years**

All Leases Summary	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Leases	**18**	**16**			**34**
Square Feet	**104**	**79**			**183**
New Cash Rent PSF	**$27.12**	**$25.87**			**$26.58**
Tenant Improvements	**$4,857**	**$875**			**$5,732**
Leasing Commissions	**$1,173**	**$573**			**$1,746**
Weighted Average Term	**9.4 years**	**6.0 years**			**8.0 years**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

© CTO Realty Growth, Inc. | ctoreit.com

28

Comparable Leasing Summary

Renewals and Extensions - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2024	10	34	$29.26	$26.96	8.5%	3.8 years	$15	$40
2nd Quarter 2024	7	48	$21.06	$20.83	1.1%	4.0 years	$10	$57
3rd Quarter 2024								
4th Quarter 2024								
Total	**17**	**82**	**$24.48**	**$23.39**	**4.7%**	**3.9 years**	**$25**	**$98**

New Leases - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2024	5	61	$24.32	$9.08	167.9%	13.2 years	$4,541	$914
2nd Quarter 2024	4	10	$33.99	$24.36	39.5%	9.2 years	$206	$190
3rd Quarter 2024								
4th Quarter 2024								
Total	**9**	**71**	**$25.71**	**$11.28**	**128.0%**	**12.5 years**	**$4,747**	**$1,104**

All Comparable Leases Summary	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2024	**15**	**95**	**$26.09**	**$15.51**	**68.2%**	**9.4 years**	**$4,556**	**$955**
2nd Quarter 2024	**11**	**58**	**$23.34**	**$21.45**	**8.8%**	**5.3 years**	**$216**	**$247**
3rd Quarter 2024								
4th Quarter 2024								
Total	**26**	**153**	**$25.05**	**$17.77**	**41.0%**	**8.0 years**	**$4,772**	**$1,202**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Comparable leases compare leases signed on a space for which there was previously a tenant.

© CTO Realty Growth, Inc. | ctoreit.com
29

© CTO Realty Growth, Inc. | ctoreit.com 30 Same-Property NOI Multi-Tenant Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Number of Comparable Properties 12 12 12 Same-Property NOI – 2024 $13,966 $13,587 $27,554 Same-Property NOI – 2023 $13,305 $13,391 $26,696 $ Variance $661 $196 $858 % Variance 5.0% 1.5% 3.2% Single-Tenant Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Number of Comparable Properties 6 6 6 Same-Property NOI – 2024 $1,148 $1,292 $2,439 Same-Property NOI – 2023 $949 $1,191 $2,140 $ Variance $199 $101 $299 % Variance 21.0% 8.5% 14.0% All Properties Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Number of Comparable Properties 18 18 18 Same-Property NOI – 2024 $15,114 $14,879 $29,993 Same-Property NOI – 2023 $14,254 $14,582 $28,836 $ Variance $860 $297 $1,157 % Variance 6.0% 2.0% 4.0% $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 31 Lease Expiration Schedule Anchor Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 3 76 2.1% $579 0.7% $7.57 2025 6 113 3.1% 2,481 3.1% $21.86 2026 8 266 7.4% 4,883 6.2% $18.37 2027 11 413 11.4% 4,379 5.5% $10.61 2028 15 738 20.5% 11,997 15.2% $16.25 2029 6 185 5.1% 2,445 3.1% $13.24 2030 3 79 2.2% 959 1.2% $12.13 2031 5 75 2.1% 1,463 1.9% $19.44 2032 5 77 2.1% 1,318 1.7% $17.06 Thereafter 11 306 8.5% 6,069 7.7% $19.82 Total 73 2,329 64.6% $36,574 46.2% $15.70 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 17 54 1.5% $1,420 1.8% $26.29 2025 34 107 3.0% 3,428 4.3% $31.94 2026 52 190 5.3% 5,533 7.0% $29.06 2027 60 181 5.0% 5,402 6.8% $29.90 2028 48 180 5.0% 6,151 7.8% $34.18 2029 38 135 3.7% 4,593 5.8% $34.06 2030 37 125 3.5% 4,305 5.4% $34.41 2031 31 80 2.2% 2,762 3.5% $34.69 2032 26 81 2.3% 2,864 3.6% $33.25 Thereafter 40 145 4.0% 6,057 7.7% $41.90 Total 383 1,278 35.4% $42,515 53.8% $33.27 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 32 Lease Expiration Schedule Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 20 131 3.6% $1,999 2.5% $15.32 2025 40 221 6.1% 5,909 7.5% $26.76 2026 60 456 12.6% 10,415 13.2% $22.83 2027 71 593 16.4% 9,781 12.4% $16.49 2028 63 918 25.5% 18,148 22.9% $19.77 2029 44 320 8.9% 7,038 8.9% $22.02 2030 40 204 5.7% 5,264 6.7% $25.78 2031 36 155 4.3% 4,225 5.3% $27.28 2032 31 158 4.4% 4,182 5.3% $26.38 Thereafter 51 462 12.5% 12,127 15.3% $26.90 Total 456 3,607 100.0% $79,089 100.0% $21.47 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 33 Top Tenant Summary Tenant/Concept Credit Rating1 Leases2 Leased Square Feet2 % of Total Cash ABR % of Total Fidelity A+ / A3 1 218 5.6% $3,674 4.6% AMC CCC+ / Caa2 2 90 2.3% 2,189 2.8% Best Buy BBB+ / A3 3 112 2.9% 1,749 2.2% Whole Foods Market AA- / A1 1 60 1.5% 1,633 2.1% Ross/dd’s Discount BBB+ / A2 5 133 3.4% 1,619 2.0% Southern University NR / NR 1 60 1.5% 1,616 2.0% TJ Maxx/HomeGoods/Marshalls A / A2 4 133 3.4% 1,456 1.8% Dick’s Sporting Goods BBB / Baa3 2 95 2.4% 1,244 1.6% Darden Restaurants BBB / Baa2 3 25 0.6% 1,195 1.5% Burlington BB+ / Ba2 2 79 2.0% 1,158 1.5% Other 432 2,601 66.8% 61,556 77.8% Total Occupied 456 3,607 92.6% $79,089 100.0% Vacant − 288 7.4% Total 456 3,895 100.0% $ and square feet in thousands. Any differences are a result of rounding. 1. Credit Rating is the available rating from S&P Global Ratings and/or Moody’s Investors Service, as of June 30, 2024. “NR” indicates the company is not rated. 2. Excludes leases not yet commenced.

Geographic Diversification

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Atlanta, GA	4	1,098	28%	$27,723	35%	$157,418	220,272	1.0%
Dallas, TX	2	684	18%	10,870	14%	149,416	206,507	0.8%
Richmond, VA	1	392	10%	8,728	11%	146,903	175,023	0.4%
Orlando, FL	2	343	9%	6,669	8%	92,679	146,980	0.5%
Jacksonville, FL	1	211	5%	5,149	7%	93,407	201,089	0.6%
Raleigh, NC	1	322	8%	4,764	6%	181,119	133,529	0.9%
Phoenix, AZ	1	222	6%	4,545	6%	143,944	314,629	0.4%
Albuquerque, NM	1	210	5%	3,674	5%	68,911	50,072	5.9%
Houston, TX	1	201	5%	3,364	4%	116,635	277,236	0.8%
Salt Lake City, UT	1	171	4%	1,743	2%	109,138	363,721	0.4%
Daytona Beach, FL	5	42	1%	1,860	2%	61,420	109,883	0.1%
Total	**20**	**3,895**	**100%**	**$79,089**	**100%**	**$136,701**	**201,099**	**1.0%**

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Georgia	4	1,098	28%	$27,723	34%	$157,418	220,272	1.0%
Texas	3	885	23%	14,234	19%	141,758	223,030	0.8%
Florida	8	596	15%	13,678	17%	88,657	161,945	0.5%
Virginia	1	392	10%	8,728	11%	146,903	175,023	0.4%
North Carolina	1	322	8%	4,764	6%	181,119	133,529	0.9%
Arizona	1	222	6%	4,545	6%	143,944	314,629	0.4%
New Mexico	1	210	5%	3,674	5%	68,911	50,072	5.9%
Utah	1	171	4%	1,743	2%	109,138	363,721	0.4%
Total	**20**	**3,895**	**100%**	**$79,089**	**100%**	**$136,701**	**201,099**	**1.0%**

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com
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© CTO Realty Growth, Inc. | ctoreit.com 35 Other Assets Investment Securities Shares & Operating Partnership Units Owned Value Per Share June 30, 2024 Estimated Value Annualized Dividend Per Share In-Place Annualized Dividend Income Alpine Income Property Trust 2,350 $15.56 $36,561 $1.10 $2,585 Structured Investments Type Origination Date Maturity Date Original Loan Amount Amount Outstanding Interest Rate Watters Creek at Montgomery Farm Preferred Investment April 2022 April 2025 30,000 30,000 9.00% Founders Square First Mortgage March 2023 March 2026 15,000 15,000 8.75% Hypoluxo First Mortgage March 2024 September 2025 10,000 5,638 11.00% Total Structured Investments $55,000 $50,638 9.15% Mitigation Credits and Rights State Credits Federal Credits Total Book Value Mitigation Credits 6.0 1.8 $355 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 1. The Phase II Exchange at Gwinnett loan was paid off in January 2024 in conjunction with CTO’s acquisition of the final property that was part of the Phase II Exchange at Gwinnett project.

© CTO Realty Growth, Inc. | ctoreit.com 36 2024 Guidance Low High Core FFO Per Diluted Share $1.81 − $1.86 AFFO Per Diluted Share $1.95 − $2.00 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2024 is as follows: The Company’s 2024 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Growth1,2 2% − 4% General and Administrative Expense $15.2 − $16.2 Weighted Average Diluted Shares Outstanding 22.9 − 22.9 Year-end 2024 Leased Occupancy2 95% − 96% Investments $200 − $250 Target Initial Investment Cash Yield 8.50% − 9.00% Dispositions $50 − $75 Target Disposition Cash Yield 7.50% − 8.25% $ and shares outstanding in millions, except per share data. 1. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. 2. Before potential impact from income producing acquisitions and dispositions.

© CTO Realty Growth, Inc. | ctoreit.com 37 Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Philip Mays SVP, CFO & Treasurer (407) 904-3324 pmays@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone B. Riley John Massocca jmassocca@brileyfin.com (646) 885-5424 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Compass Point Floris van Dijkum fvandijkum@compasspointllc.com (646) 757-2621 Alliance Global Partners Gaurav Mehta gmehta@allianceg.com (212) 624-2317 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Jason Weaver jweaver@jonestrading.com (646) 454-2710 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585

© CTO Realty Growth, Inc. | ctoreit.com 38 Safe Harbor Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this presentation to reflect subsequently occurring events or circumstances.

© CTO Realty Growth, Inc. | ctoreit.com 39 Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

© CTO Realty Growth, Inc. | ctoreit.com 40 Non-GAAP Financial Measures (Continued) To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 41 Definitions & Terms References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include:  This presentation was published on July 25, 2024.  All information is as of June 30, 2024, unless otherwise noted.  Any calculation differences are assumed to be a result of rounding.  “2024 Guidance” in this presentation is based on the 2024 Guidance provided in the Company’s Second Quarter 2024 Operating Results press release filed on July 25, 2024.  “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE.  “Annualized Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP.  “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time.  “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant.  “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future.  “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,349,651 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price as of the referenced period on the respective slide.  “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced.  “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference.  “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents.  “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense.  “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt.